Exhibit 99.1

Crimson Wine Group Acquires Seven Hills Winery

Benchmark Walla Walla Valley Producer

Is Latest Addition to Portfolio of Luxury Winery Estates

NAPA, Calif. (Jan. 27, 2016) – Crimson Wine Group (OTCQB: CWGL) today announced the acquisition of Seven Hills Winery, a benchmark Washington winery that has played an important role in defining the Walla Walla Valley wine industry.  Over its 28-year history, Seven Hills has established a storied wine program with a strong history of accolades for both Merlot and Bordeaux-style red blends.  The acquisition of Seven Hills Winery provides a strategic opportunity for Crimson to expand its portfolio to include a historic Walla Walla winery with an enviable track record of producing highly-acclaimed wines.  The transition of the winery’s operations remains subject to federal and state regulatory approvals.

Several family members will remain involved in winery operations, including Winemaker Casey McClellan and his wife, Vicky, who co-founded the winery in 1988 – the fifth in Walla Walla at the time.  Casey McClellan, a fourth-generation farmer who planted the Seven Hills Vineyard with his father, Jim, in 1982, will continue in his role as winemaker and general manager.  The family’s history of farming in Eastern Washington dates back almost 100 years.

“Joining the Crimson portfolio is an exciting and logical next step,” said Casey McClellan.  “It was critical to our family to transition Seven Hills Winery into the right hands, and Crimson’s commitment to producing quality wines from the best-of-class vineyards and wine estates is well aligned with our philosophy.  We are confident Crimson will preserve the integrity of what my family has built over the years, while providing the resources to take our wines to the next level.”

Since its inception, Seven Hills Winery has cultivated long-term relationships with top growers to establish an exceptional vineyard program.  The winery currently sources fruit from several of Washington’s marquee vineyard sites, including Seven Hills Vineyard and McClellan Estate Vineyard in the Walla Walla Valley and Ciel du Cheval and Klipsun on Red Mountain.

Exhibit 99.1

“We are constantly evaluating the market for the right growth opportunities and fit, and Seven Hills Winery is a strategic match for Crimson,” said President and CEO Patrick DeLong.  “The acquisition of Seven Hills Winery is complementary to the Crimson mission and portfolio, adding a high-quality growing region that excels in the production of Merlot and Bordeaux-style red blends.  We see significant opportunities for growth and we’re honored that Casey and Vicky have entrusted us to care for this historic Washington wine estate moving forward.”

Seven Hills Winery and tasting room are located in downtown Walla Walla in the Whitehouse Crawford building, which is listed on the National Register of Historic Places.    Visitors are welcomed daily to taste and delight in finely crafted Seven Hills Winery wines with a view to the sky lit barrel room.  For more information regarding Seven Hills Winery, visit www.sevenhillswinery.com

About Crimson Wine Group

Based in the Napa Valley, Crimson Wine Group is a luxury wine company that specializes in handcrafted, estate-grown wines originating from the highest quality winegrowing regions in the United States.  Crimson owns and manages over 895 acres of vineyard land across five distinct regions.  Crimson’s diverse collection of luxury domestic estates and wine brands includes Pine Ridge Vineyards (Napa, California), Seghesio Family Vineyards (Healdsburg, California), Archery Summit (Dayton, Oregon), Chamisal Vineyards (San Luis Obispo, California), and Double Canyon (Prosser, Washington).

For more information, please visit www.crimsonwinegroup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the acquisition and growth potential of Seven Hills Winery, and other statements regarding expectations that are not historical facts.  These matters are subject to risks and uncertainties that could cause actual events and results to differ materially from those projected, anticipated or implied. Crimson is subject to additional risks and uncertainties as described under the heading “Risk Factors” in Crimson's annual report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission. Except to the extent required by applicable law, Crimson undertakes no obligation to update or revise any forward-looking statement.

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Exhibit 99.1

Media Contacts:  Jenna Hudson at Glodow Nead Communications,  415.394.6500 or CrimsonPR@glodownead.com

Investor Contacts:  Evan Pondel or Matt Sheldon at PondelWilkinson, 310.279.5980 or investor@crimsonwinegroup.com